UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 7, 2007

VALLEY FINANCIAL CORPORATION

VIRGINIA	000-28342	54-1702380
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

36 Church Avenue, S.W.

Roanoke, Virginia 24011

(Address of principal executive offices)

(540) 342-2265

(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Election of Director.

Roanoke, VA-based Valley Financial Corporation (“Company”) announced the appointment of Edward B. Walker to its Board of Directors effective September 1, 2007. Mr. Walker will serve until the 2008 Annual Meeting of Shareholders, at which time he will be voted on by the shareholders. It has not been determined which committees Mr. Walker will serve on.

Valley Bank, a wholly owned subsidiary of the Company (“Bank”), and Commonwealth Partners, LLC, a Virginia limited liability company in which Mr. Walker is a member (“Lessor”), have previously entered into a Lease Agreement (“Lease”) for the Bank’s Grandin Road Office location. The lease commenced on January 1, 2005 and terminates on June 30, 2010 at an annual rate of $24,000, adjusted each calendar year thereafter for the percentage change in the All Urban Consumer Price Index (or such replacement index) during the preceding calendar year.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

To enable the appointment of the new director disclosed in Item 5.02 above, the Company’s Bylaws were amended effective August 30, 2007 to fix the number of directors at sixteen, up from fifteen previously.

The Company’s common stock is traded on the NASDAQ Capital Market under the symbol VYFC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALLEY FINANCIAL CORPORATION

Date: September 7, 2007	/s/ Kimberly B. Snyder
Kimberly B. Snyder, Executive Vice President and Chief Financial Officer